Exhibit 99.1

ImmunityBio Completes Acquisition of Athenex’s Interest in Dunkirk, New York Advanced

Biotech Manufacturing Facility

409,000 square foot, state-of-the-art facility expands capabilities for large-scale manufacture of vaccine and immunotherapy product candidates

CULVER CITY, Calif., February 15, 2022 – ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company (“ImmunityBio”), today announced the successful completion of its acquisition of the leasehold interest in an ISO Class 5 pharmaceutical manufacturing space in western New York from global pharmaceutical company Athenex, Inc. (NASDAQ: ATNX).

The new state-of-the-art biotech production facility, located in Dunkirk, New York (Chautauqua County), includes clean rooms for upstream and downstream manufacturing activities, as well as fill and finish and large-scale lyophilization capabilities. The full-scale facility enables ImmunityBio to substantially expand and diversify its existing manufacturing capacity in the U.S. and through its strategic collaborators in Africa.

“We are thrilled to add the Dunkirk manufacturing facility and the talented team running it to our organization,” said Richard Adcock, President and CEO of ImmunityBio. “This facility provides production capacity at a significant scale here in the U.S. and at significantly lower capital cost than building a facility like this from the ground up. It is an important component of our overall strategic growth plan, accelerating our ability to develop, prove, and bring to market our most promising products and therapies in competitive and regulated markets.”

For additional information about the transaction, please see the announcement press release here.

About ImmunityBio

ImmunityBio is a leading late-clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancers and infectious diseases. The company’s broad immunotherapy and cell therapy platforms—including Antibody cytokine fusion proteins, synthetic immunomodulators, vaccine technologies (hAd5 viral vector, mRNA, recombinant protein, and adjuvant), and genetically-modified, off-the-shelf natural killer cells (autologous and allogenic cytokine-enhanced memory NK cells)—activate both the innate (natural killer cell and macrophage) and adaptive (T cell) immune systems to create long-term “immunological memory.”

ImmunityBio’s clinical pipeline consists of 21 clinical trials—13 of which are in Phase II or III development—across 12 indications in solid and liquid cancers (including bladder, pancreatic, and lung cancers) and infectious diseases (including SARS-CoV-2 and HIV). Anktiva™, ImmunityBio’s lead cytokine infusion protein, is a novel interleukin-15 (IL-15) superagonist complex and has received Breakthrough Therapy and Fast Track Designations from the U.S. Food and Drug Administration (FDA) for BCG-unresponsive CIS non-muscle invasive bladder cancer (NMIBC).

The company has established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations, and development teams. For more information, please visit: www.immunitybio.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding ImmunityBio’s acquisition of the leasehold interest in the Dunkirk Facility and certain related assets from Athenex (the “Dunkirk Facility Transaction”), the scale and timing of production capacity for the Dunkirk Facility, and ImmunityBio’s ability to develop its product candidates at the Dunkirk Facility Transaction, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (ii) ImmunityBio’s ability to retain and hire key personnel, including in connection with the Dunkirk Facility Transaction, (iii) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (iv) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (v) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, (vi) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies, (vii) ImmunityBio’s ability to comply with the obligations assumed in connection with the Dunkirk Facility Transaction, and (viii) the unknown future impact of the COVID-19 pandemic on certain clinical trials or their milestones and/or ImmunityBio’s business operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2021, Form 10-Q filed with the SEC on November 12, 2021 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts

Investors

Sarah Singleton

ImmunityBio, Inc.

844-696-5235, Option 5

Sarah.Singleton@immunitybio.com

Media

Katie Dodge

Salutem

978-360-3151

Katie.Dodge@salutemcomms.com